Exhibit 10.1
AMENDMENT TO THE
RADYNE CORPORATION
2000 LONG-TERM INCENTIVE PLAN
     Radyne Corporation (the “Company”) previously approved and adopted the Radyne Corporation 2000 Long-Term Incentive Plan (the “Plan”) to promote the success and enhance the value of the Company by linking the personal interests of the Plan’s participants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance in order to help grow the Company and to generate superior returns to shareholders of the Company. By this instrument, the Company desires to amend the Plan to make certain changes consistent with the Company’s desire to comply with certain institutional shareholder initiatives.
     1. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.
     2. The effective date of this amendment to the Plan shall be June 7, 2006.
     3. Section 4.3(d) is amended and restated as follows:
          (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that (i) the Committee will not have the authority to accelerate the vesting, or waive the forfeiture, of any Performance-Based Awards, and (ii) the Committee will not have the authority to reprice previously granted Options;
     4. Section 5.2 is amended and restated as follows:
          5.2 LAPSED OR ASSUMED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award pursuant to the Plan. Additionally, to the maximum extent permitted by applicable law or any securities exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. However, for avoidance of doubt, the exercise of a stock-settled SAR or net-cashless exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance hereunder by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. Also, shares of Stock tendered to pay the exercise price of an Option or to satisfy a tax withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan.
     5. Section 7.1(a) is amended and restated as follows:
          (a) EXERCISE PRICE. The exercise price per share of Stock under an Option will be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option will not be less than the Fair Market Value as of the date of grant.
     6. Section 13.2 is deleted and is intentionally left blank.
     7. Section 15.1 is amended and restated as follows:
          15.1 AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that the Company must obtain stockholder approval of any Plan amendment (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule in such a manner and to such a degree as required, or (ii) that permits the Committee to reprice previously granted Options.
     8. This Amendment shall amend only the provisions of the Plan as set forth herein.
     Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.
          The Company has caused this Amendment to be signed by its duly authorized representative.

RADYNE CORPORATION

By: /s/ Malcolm C. Persen
Its: Chief Financial Officer